UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2011

Global Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-156479	26-3859644
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-42(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 17, 2011, Global Growth Trust, Inc. (hereinafter referred to as either the “Company,” “we,” “us,” or “our”), closed on the acquisition of the fee simple interest in a three building office complex known as “Gwinnett Center” in Duluth, Georgia. The three multi-tenant buildings comprising Gwinnett Center are situated on approximately 16 acres and have an aggregate of 263,742 net rentable square feet. Two of the buildings are four stories and were constructed in 1990 and 2000, and the third building has three stories and was constructed in 1999. The three buildings are approximately 41% leased in the aggregate to approximately 30 tenants with remaining lease terms expiring at various times ranging from the fourth quarter of 2011 through the fourth quarter of 2016. Certain leases have renewal options ranging from one to six years. Duluth is situated approximately 30 miles northeast of downtown Atlanta in Gwinnett County, the second most populated county within the Atlanta Metropolitan Statistical Area (the “Atlanta MSA”).

We purchased Gwinnett Center from an unaffiliated third party, Leeward Strategic Properties, Inc., a Delaware corporation, for $14.1 million, exclusive of closing and loan costs of approximately $280,000. In connection with our investment in Gwinnett Center, we paid our advisor an Investment Services Fee of $260,850, which is equal to 1.85% of the purchase price.

Concurrent with our acquisition of Gwinnett Center, we closed on a non-revolving line of credit loan from RBC Bank in the amount of $11.15 million. At closing, we paid $7 million of the purchase price from a draw on the loan and the balance of the purchase price and closing and loan costs were paid from proceeds of our current public offering. In addition, approximately $4.15 million of the loan proceeds are expected to be used to fund up to $300,000 in capital improvements and up to $3.85 million for future leasing commissions and tenant improvements for leases meeting certain requirements. The loan bears interest at a variable interest rate adjusted to the greater of (i) 4.95% and (ii) the LIBOR base rate (as defined in the loan agreement) plus 3.50%. The loan agreement provides for the reduction of the interest rate to the greater of (i) 4.20% and (ii) the LIBOR base rate plus 3.50% per annum if a minimum debt service coverage ratio is attained. The interest rate is also subject to a de minimis increase if a minimum deposit account balance is not maintained.

The loan has an initial term of three years and requires interest only monthly payments, with an option to extend the term for an additional two years, subject to meeting certain requirements and including the payment of an extension fee of 0.50% of the loan amount then outstanding. During the two-year extension, if any, monthly payments will equal $17,050 of principal and monthly accrued interest until the extended maturity date, at which time the loan will be due and payable in full. The loan may be prepaid at anytime without penalty, subject to our reimbursing the lender for its costs incurred in connection with any derivatives transaction or termination thereof as a result of the pre-payment. Assuming no prepayment or extension of the loan for an additional term, and the $4.15 million available under the loan is fully drawn, the unpaid principal balance due on the loan at maturity is expected to be $11.15 million.

The loan is collateralized by a deed to secure debt, an assignment of leases and rents, and a pledge and security agreement, granting the lender a first priority security interest in Gwinnett Center. The loan is fully recourse to the borrower, a wholly owned subsidiary we formed to acquire Gwinnett Center. Generally the loan documents contain customary covenants, agreements, representations and warranties and events of default. We provided the lender with a limited guaranty pursuant to which we guaranteed (a) the repayment of 50% of the principal amount owed by borrower under the loan, which may be reduced to 25% of such obligations if the borrower meets certain financial covenants, and (b) 100% of other costs (including accrued and unpaid interest) outside of principal.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

The information discussed under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

   (a)      Financial Statements of Businesses Acquired.

      The required financial statements for the transaction described in Item 2.01 above will be filed in accordance with Rule 3-14 of Regulation S-X under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

   (b)      The required pro forma financial information for the transaction described in Item 2.01 above will be filed in accordance with Article 11 under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

   (d)      Exhibits.

10.1	Purchase and Sale Agreement effective August 17, 2011 between Leeward Strategic Properties, Inc. and Global Growth, L.P. (Previously filed Exhibit 10.1 to Current Report on Form 8-K filed on October 6, 2011 and incorporated herein by reference.)

10.1.1	Assignment of Purchase and Sale Agreement dated October 17, 2011 between Global Growth, L.P. and GGT Gwinnett Center GA, LLC. (Filed herewith.)

10.2	Assignment and Assumption of Leases dated October 17, 2011 between Leeward Strategic Properties, Inc. and GGT Gwinnett Center GA, LLC. (Filed herewith.)

10.3	Credit Line Loan Agreement dated October 17, 2011 between RBC Bank and GGT Gwinnett Center GA, LLC (Filed herewith.)

10.3.1	Promissory Note ($11,150,000) dated October 17, 2011 by GGT Gwinnett Center GA,, LLC in favor of RBC Bank. (Filed herewith.)

10.3.2	Limited Continuing Guaranty Agreement dated October 17, 2011 by Global Growth Trust, Inc. f/b/o RBC Bank. (Filed herewith.)

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, the Company cautions investors and potential investors not to place undue reliance on such statements. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 20, 2011	GLOBAL GROWTH TRUST, INC.

	By:	/s/ Robert A. Bourne
	Name:	Robert A. Bourne
	Title:	Chief Executive Officer